RCN CORPORATION
LIST OF SUBSIDIARIES

                                                                      Exhibit 21
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
                                                      State of        Percentage
Name                                                  Incorporation   Owned
RCN Corporation                                       DE              100%
TEC Air, Inc.                                         DE              100%
RCN Financial Management, Inc.                        DE              100%
RCN Internet Service, Inc.                            DE              100%
UNET Holding, Inc.                                    DE              100%
Brainstorm Networks, Inc.                             CA              100%
RCN Telecom Services, Inc.                            PA              100%
RCN International Holdings, Inc.                      DE              100%
RCN Telecom Services of Illinois, Inc.                IL              100%
21st Century Telecom Services, Inc.                   DE              100%
RCN Cable TV of Chicago, Inc.                         DE              100%
RCN Telecom Services of Massachusetts, Inc.           MA              100%
RCN Telecom Services of Philadelphia, Inc.            PA              100%
RCN  Telecom Services of Virginia, Inc.               VA              100%
RCN Telecom Services of Washington, D.C., Inc.        DC              100%
RLH Property Corporation                              NJ              100%
RCN-BecoCom, LLC                                      MA              76.86%
Starpower Communications, LLC                         DE              50%
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